UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025

THE DIXIE GROUP, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road	Dalton	Georgia	30720
(Address of principal executive offices)			(Zip Code)

(706)	876-5800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $3 Par Value	DXYN	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
The 2025 annual meeting of the shareholders (the “meeting”) of the Dixie Group, Inc. (the “Company”) was held on May 7, 2025. The final voting results for each of the proposals submitted for vote by the shareholders are set forth below.

Proposal 1 - The number of Directors was set at six, and the individuals listed below were elected for a term of one year each, as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

William F. Blue, Jr.	27,929,665	2,729,391		4,364,396

Charles E. Brock	28,020,051	2,639,005		4,364,396

Daniel K. Frierson	27,937,670	2,721,386		4,364,396

D. Kennedy Frierson, Jr.	27,936,592	2,722,464		4,364,396

Hilda S. Murray	28,272,761	2,386,295		4,364,396

Michael L. Owens	28,635,776	2,023,280		4,364,396

Proposal 2 - Approval of the Company's Executive Compensation for its named executive officers ("Say-on-Pay")

Votes For	Votes Against	Abstentions	Broker Non-Votes

28,475,376	2,116,395	67,285	4,364,396

Proposal 3 - Approval of Forvis Mazars, LLP to serve as independent registered public accountants of the Company for 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes

26,108,475	439,942	8,475,035	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2025	THE DIXIE GROUP, INC.

By: /s/ Allen L. Danzey
Allen L. Danzey
Chief Financial Officer